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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

              CITIGROUP INC.                          CITIGROUP FUNDING INC.               SAFETY FIRST TRUST SERIES 2006-1
      (EXACT NAME OF REGISTRANT AS                 (EXACT NAME OF REGISTRANT AS              (EXACT NAME OF REGISTRANT AS
        SPECIFIED IN ITS CHARTER)                    SPECIFIED IN ITS CHARTER)                 SPECIFIED IN ITS CHARTER)

                 DELAWARE                                    DELAWARE                                  DELAWARE
         (STATE OF INCORPORATION                      (STATE OF INCORPORATION                   (STATE OF INCORPORATION
             OR ORGANIZATION)                            OR ORGANIZATION)                          OR ORGANIZATION)

                52-1568099                                  42-1658283                                42-6664144
   (I.R.S. EMPLOYER IDENTIFICATION NO.)        (I.R.S. EMPLOYER IDENTIFICATION NO.)      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                399 PARK AVENUE
                            NEW YORK, NEW YORK 10043
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

  If this Form relates to the registration of                     If this Form relates to the registration of
  a class of securities pursuant to Section 12(b)                 a class of securities pursuant to Section 12(g)
  of the Exchange Act and is effective pursuant                   of the Exchange Act and is effective pursuant to General
  to General Instruction A.(c), please check the                  Instruction A.(d), please check the following box. [ ]
  following box. [X]

Securities Act registration statement file number to            333-135867, 333-135867-10 and 333-135867-11 (If applicable)
which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

                       TITLE OF EACH CLASS                               NAME OF EACH EXCHANGE ON WHICH
                       TO BE SO REGISTERED                               EACH CLASS IS TO BE REGISTERED
                       -------------------                               ------------------------------
Principal-Protected Trust Certificates Linked to the Dow                     American Stock Exchange
Jones Industrial Average(SM) and the Nikkei 225 Stock
Average(SM) Due 2010.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)

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ITEM 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

            For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary Information -- Q&A," "Risk Factors" and "Description of the Certificates" on pages 2 through 10, 11 through 18 and 25 through 39, respectively, of the Registrants' Prospectus and Pricing Supplement, Subject to Completion, dated October 25, 2006 (Registration Nos. 333-135867, 333-135867-10 and 333-135867-11), which information is hereby incorporated herein by reference and made part of this registration statement in its entirety. The description of the Principal-Protected Trust Certificates Linked to the Dow Jones Industrial Average(SM) and the Nikkei 225 Stock Average(SM) Due 2010 (the "Certificates") contained in the final Prospectus and Pricing Supplement to be filed pursuant to Rule 424(b), which will contain the final terms of the Certificates, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

ITEM 2. EXHIBITS.

            99 (A). Prospectus and Pricing Supplement describing the Certificates, Subject to Completion, dated October 25, 2006, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated October 26, 2006.

            99 (B). Certificate of Trust of Safety First Trust Series 2006-1, incorporated by reference to Exhibit 3(j) to the Registrants' automatic shelf registration statement on Form S-3 filed on July 19, 2006 (Registration Nos. 333-135867, 333-135867-10 and 333-135867-11) (the "Registration Statement").

            99 (C). Form of Amended and Restated Declaration of Trust, incorporated by reference to Exhibit 4(a) to the Registration Statement.

            99 (D). Form of the Trust Certificates Guarantee Agreement, incorporated by reference to Exhibit 4(b) to the Registration Statement.

            99 (E). Form of Certificate Representing the Certificates (included in Exhibit 99(C)).


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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              Citigroup Inc.
                                              (Registrant)


                                              By: /s/ Charles E. Wainhouse
                                                  ------------------------------
                                                   Name:  Charles E. Wainhouse
                                                   Title: Assistant Treasurer


                                              Citigroup Funding Inc.
                                              (Registrant)


                                              By: /s/ Geoffrey S. Richards
                                                  ------------------------------
                                                  Name:  Geoffrey S. Richards
                                                  Title: Vice President and
                                                         Assistant Treasurer


                                              Safety First Trust Series 2006-1
                                              (Registrant)


Date: November 22, 2006                       By: /s/ Geoffrey S. Richards
                                                  ------------------------------
                                                  Name:  Geoffrey S. Richards
                                                  Title: Regular Trustee


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                               INDEX TO EXHIBITS

 EXHIBIT NO.                                     EXHIBIT
 -----------                                     -------
   99(A).               Prospectus and Pricing Supplement describing the
                        Certificates, Subject to Completion, dated October 25,
                        2006, incorporated by reference to the Registrants'
                        filing under Rule 424(b)(2) dated October 26, 2006.

   99(B).               Certificate of Trust of Safety First Trust Series
                        2006-1, incorporated by reference to Exhibit 3(j) to the Registration Statement.

   99(C). Form of Amended and Restated Declaration of Trust, incorporated by reference to Exhibit 4(a) to the Registration Statement.

   99(D). Form of the Trust Certificates Guarantee Agreement, incorporated by reference to Exhibit 4(b) to the Registration Statement.

   99(E).               Form of Certificate Representing the Certificates
                        (included in Exhibit 99(C)).



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